AMENDMENT

TO

ELECTRIC SERVICE CONTRACT

THIS AMENDMENT TO ELECTRIC SERVICE AGREEMENT (''the 2006 Amendment") is made and entered into this __25th__ day of _  September  _ 2006, and is by and between JEA, a body politic and corporate existing under the laws of the State of Florida (“Authority”) and Florida Public Utilities Company, a Florida corporation (“Company”).

RECITALS

WHEREAS, the Jacksonville Electric Authority (as a result of a name change now known as JEA) and the Company entered into that certain Electric Service Contract dated January 29, 1996 (“1996 Agreement”); and

WHEREAS, the parties entered into that certain Amendment to Electric Service Contract dated February 7, 2000 (“2000 Amendment”) pursuant to which the terms of the 1996 Agreement were amended; and

WHEREAS, the parties desire to further amend the terms of the 1996 Agreement, as amended by the 2000 Amendment; now therefore

IN CONSIDERATION of the premises and of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

1. The above stated recitals are true and correct and, by this reference, are incorporated herein and made a part hereof.

2. Section 2 of the1996 Agreement, as amended by the 2000 Amendment, is hereby deleted in its entirety and the following substituted in lieu thereof:

Section 2.    Term of Contract and Renewal Options

OPTION A---2 YEAR/l YEAR SUPPLY

(a) This Contract shall become effective upon the date above written.  Electric Service under this Contract shall commence on January 1, 1998 and end on December 31, 2007 (“Initial Term”).

(b) Provided that Company is not then in default of its obligations under this Contract or after receiving notice of such default from Authority and having cured such default within the period set forth in Section 14 of this Agreement, Company may renew the Initial Term of this Contract for an additional two (2) years by notifying Authority in writing of its exercise of Option A pursuant to this subsection (b). Notwithstanding the provisions of Section 16, such notice may be made by facsimile or email; provided that Company contemporaneously sends Authority a written confirmation of such e-mail or facsimile. Such notice of exercise must be received by Authority no later than close of Authority's business hours, September 30, 2006. Provided that Company has satisfied the notice requirements of this subsection (b), the flow of electric services from Authority to Company under this renewal term shall commence at hour ending at 0100 hours on January 1, 2008 and end at hour ending at 2400 hours on December 31, 2009 ('Two Year Renewal Term").

(c)   Provided that Company is not then in default of its obligations under this Contract or after receiving notice of such default from Authority and having cured such default within the period set forth in Section 14 of this Agreement, Company may renew the Two Year Renewal Term of this Contract for an additional one (1) year (a vested one year option) by notifying the Authority in writing of its exercise of the vested one year option to renew under Option A pursuant to this subsection (c).  Notwithstanding the provisions of Section 16, such notice may be made by facsimile or e-mail; provided that Company contemporaneously sends Authority a written confirmation of such e-mail or facsimile.  Such notice of exercise must be received by Authority no later than close of Authority's business hours, December 31, 2006.  Provided that Company has satisfied the notice requirements of this subsection (c), the flow of electric services from Authority to Company under this vested one year option shall commence at hour ending 0100 hours, January 1, 2010 and end at hour ending 2400 hours on December 31, 2010 (“One Year Renewal Term”).  Company may not exercise its option under this subsection (c) unless it has previously or contemporaneously exercised its option under subsection (b).

OPTION ---10 YEAR SUPPLY

(d) Provided that Company is not then in default of its obligations under this Contract or after receiving notice of such default from Authority and having cured such default within the period set forth in Section 14 of this Agreement, Company may renew the Initial Term of this Contract for an additional ten (10) years by notifying Authority in writing of its exercise of Option B pursuant to this subsection (d).  Notwithstanding the provisions of Section 16, such notice may be made by facsimile or e-mail; provided that Company contemporaneously sends Authority a written confirmation of such e-mail or facsimile. Such notice of exercise must be received by Authority not later than the close of Authority’s business hours, September 30, 2006.  Provided that Company has satisfied the notice requirements of this subsection (d) the flow of electric services from Authority to Company under this Second Option shall commence at hour ending 0100 hours, January 1, 2008, and end at hour ending 2400 hours, on December 31, 201 7 (“Ten Year Renewal Term”).  The parties may, by mutual agreement at least thirty (30) months prior to the expiration of the Ten Year Renewal Term, extend the Ten Year Renewal Term for a period that may be mutually agreed upon by the parties.

GENERAL PROVISIONS

(e) Options A and B are mutually exclusive, which means that Company can elect Option A, but cannot subsequently or simultaneously elect Option B, and that Company can elect Option B, but cannot subsequently or simultaneously elect Option A.

(f) If the Florida Public Service Commission (FPSC) rejects or fails to approve in a timely manner any part of Company’s request to adjust its fuel related costs based on the rates and prices that Company has agreed to pay Authority pursuant to this Agreement (as described in either situation below) the parties shall, in good faith, negotiate such amendments as may be appropriate to address the FPSC’s concerns. Company shall, in its discretion, take such actions to appeal any FPSC determination, and Authority shall, in its discretion, assist in such efforts.

• If the FPSC rejects or fails to approve in a timely manner the initial filing by Company subsequent to its electing Option A or Option B and the Parties are unable to agree to changes to this Agreement by December 31, 2006, then the rates specified in Section 3 (a) shall apply. In such event this Agreement shall terminate and be of no further force or effect as of December 31, 2007.

• If the FPSC rejects or fails to approve in a timely manner any part of any subsequent request by Company to adjust its fuel related costs due to a rate adjustment under either Option A or Option B, and the Parties negotiate but are unable to agree to changes to this Agreement to address FPSC concerns, then at Company’s option, Company may terminate this Agreement by providing written notice to Authority at least one year before Company’s proposed date of termination of this Agreement (the “notice period”). The rates as determined under either Option A or Option B as appropriate will apply during the notice period.

3. Section 3 of the 1996 Agreement, as amended by the 2000 Amendment, is hereby deleted in its entirety and the following substituted in lieu thereof:

Section 3. Rates

(a) If Company has not provided the notice described in Section 2(b) or 2(d), the following rates shall apply.

Billing Period		Rates and Charges
From:	To:	Monthly Customer Charge	Fuel Rate (per kWh)	Other Energy (per kWh)	Demand (per kW-Month)
1/1/1998	12/31/1998	$XXX	N/A	$XXXXX	$XXX
1/1/1999	12/31/2007	$XXX	N/A	$XXXXX	$XXX

OPTION A---2 YEAR/1 YEAR

b. If Company has provided the notice described in Section 2(b), the following rates shall apply prior to and during the Two Year Renewal Term.

Billing Period		Rates and Charges
From:	To:	Monthly Customer Charge	Fuel Rate* (per kWh)	Other Energy (per kWh)	Demand (per kW-Month)
1/1/1998	12/31/1998	$XXX	N/A	$XXXXX	$XXX
1/1/1999	12/31/2006	$XXX	N/A	$XXXXX	$XXX
1/1/2007	6/30/2007	$XXX	N/A	$XXXXX	$XXX
7/1/2007	12/31/2007	$XXX	N/A	$XXXXX	$XXX
1/1/2008	6/30/2008	$XXX	Tariff Rate	$XXXXX	$XXX
7/1/2008	12/31/2008	$XXX	Tariff Rate	$XXXXX	$XXX
1/1/2009	6/30/2009	$XXX	Tariff Rate	$XXXXX	$XXX
7/1/2009	12/31/2009	$XXX	Tariff Rate	$XXXXX	$XXX

* The Fuel Rate shall be the Retail Tariff Fuel Rate, as set by Authority from time to time.

c. If Company has provided the notice described in Section 2(c), during the One Year Renewal Term, the following rates shall apply:

Billing Period		Rates and Charges
From:	To:	Monthly Customer Charge	Fuel Rate* (per kWh)	Other Energy (per kWh)	Demand (per kW-Month)
1/1/2010	12/31/2010	$XXX	Tariff Rate	$XXXXX	$XXX

* The Fuel Rate shall be the Retail Tariff Fuel Rate, as set by Authority from time to time.

OPTION B-10 YEAR

(d) If Company has provided the notice described in Section 2(d), the following rates shall apply prior to and during the Ten Year Renewal Term.

Billing Period		Rates and Charges
From:	To:	Monthly Customer Charge	Fuel Rate* (per kWh)	Other Energy (per kWh)	Demand (per kW-Month)
1/1/1998	12/31/1998	$XXX	N/A	$XXXXX	$XXX
1/1/1999	12/31/2006	$XXX	N/A	$XXXXX	$XXX
1/1/2007	12/31/2007	N/A	N/A	$XXXXX	$XXX
1/1/2008	12/31/2008	N/A	Tariff Rate	$XXXXX	$XXX
1/1/2009	12/31/2017	N/A	Tariff Rate	Note 1	Note 1

* The Fuel Rate shall be the Retail Tariff Fuel Rate, as set by Authority from time to time.

NOTE 1.  During the billing period commencing on January 1, 2009 and continuing through December 31, 2017, rates shall be set by the JEA Board of Directors in public meetings. Notice of such meetings will be given Company at least 30 days prior to such meetings. Rates shall be set to recover the fully allocated costs of saving Company based upon the Cost of Service Principles as defined in Section 3 (e).

In furtherance of development of said cost of service principles, Company agrees to pay a one time fee of $25,000 to Authority as reimbursement for Authority's incurred cost of such development. Payment will be due at: the time of execution of the 2006 Amendment.

During the term of this Agreement, Authority may retain reasonably credentialed and experienced electricity cost of service and rates consultants to assist Authority in preparing cost of service models, studies and reports. These studies shall follow the principles set forth in Section 3(e). Authority will bear the costs of such consultants.

Authority may update its cost of service study, where such study follows the principles set forth in Section 3(e), and adjust Company rates no more frequently than every two years, unless Authority adjusts its retail base rates sooner, in which event Authority may adjust Company rates at the time of the retail base rate adjustment. All invoice charges and billings by Authority to Company for services rendered, cannot be changed retroactively as a result of changes in rates resulting from Authority's cost of service study.

Except as may be expressly stated in this Agreement, the parties agree that nothing herein shall be construed as a waiver of any rights of Company or Authority. Further, the parties agree that nothing herein shall be construed as the Company or Authority's consent or submission to the jurisdiction, or the scope of c m t jurisdiction, of any regulatory authority that does not, independently of this Agreement, have jurisdiction over the Company or Authority.

(e) Cost of Service Principles:

1 - Purpose of COS Methodology. The Cost of Service (COS) Methodology determines the allocated share of Authority's Electric Revenue Requirements attributable to Company for the services provided by Authority to Company.

2 - Authority's Revenue Requirements are determined on a cash needs basis at the direction of the Authority's Board and currently include debt service expense and coverage amounts, reserve funds, operating and maintenance expenses including fuel and non-fuel purchased power, capital outlay, taxes and levies including contributions to the City of Jacksonville, an allocated share of general overhead expenses, and expenses related to general plant and related facilities.

3 - Comparability.  Authority shall apply the COS Methodology in a manner that is not unduly discriminatory to Company, such that the total allocated cost of service for the Company shall be no greater than that implied for any other wholesale customer similarly situated as Company. The level of total charges paid, by Company shall not be significantly greater than the allocated cost of service level implied by the COS Methodology.

4 - The COS Methodology shall allocate the Authority’s non-fuel Revenue Requirements to the Company on bases that reflect the peak electric demands and electric energy provided by the Authority to wholesale and retail customers.

5 - Price Terms of Option B of this Amendment, including non- fuel energy charges and demand charges, shall not deviate significantly from that implied by the demand- and energy-related costs attributable to Company, which result from the COS Methodology.

4. The 1996 Agreement, as amended by the 2000 Amendment, is hereby amended by adding a new Section 3A, to read as follows:

Section 3A Termination of Transmission Service

On January I, 2008, Authority will no longer provide transmission service under the terms of this Agreement. Rather on or before January 1, 2008, Company must apply to and obtain Network Transmission Service from Authority, as defined by the procedures of the Authority's Open Access Transmission Tariff (OATT).

5. The 1996 Agreement, as amended by the 2000 Amendment, is hereby amended by adding a new Section 3B, to read as follows:

Section 3B  JEA Resources

Authority will continue to supply Company capacity and energy requirements from the system generation resources of Authority which may be augmented by additional system generation resources in the future. No particular generation resource of the Authority is specifically committed to supplying the generation services provided under this Amendment. Company has no right to any particular resource of the Authority.

6. The 1996 Agreement, as amended by the 2000 Amendment, is hereby amended by adding a new Section 3C, to read as follows:

Section 3C Ancillary Services

Under Options A and B, Authority hereby agrees to supply, as part of the generation services herein, services identified as Schedules 3 (Regulation Reserves), 4 (Energy Imbalance), 5 (Spinning Reserves), and 6 (Supplemental Reserves) in the OATT in order to facilitate self-supply of these services by Company. Provision of these services is included in the rates for generation service in this Section 3. Authority shall not charge for Reactive Supply and Voltage Control under this agreement, as the costs for such services shall be charged under the OATT.

7.  The 1996 Agreement, as amended by the 2000 Amendment, is hereby amended by deleting Section 7, subsection (c) and (d) in their entirety, and the following substituted in lieu thereof:

(c) Company will maintain an electrical power factor at the point of interconnection of 90% or greater. Should the power factor fall below 90% within a billing period, Company will be billed in accordance with the rate and measurement methodology of Authority's Retail Rates Tariff sheet 5.1.

8. The 1996 Agreement, as amended by the 2000 Amendment, is hereby amended by deleting Section 18 in its entirety and the following substituted in lieu thereof:

Section 18. Agreement

This writing embodies the entire Agreement and understanding between the parties hereto and there are no other prior agreements or understandings, oral or written with reference to the subject matter thereof that are not merged herein and superseded hereby.

9.  The 1996 Agreement, as amended by the 2000 Amendment, is hereby amended by adding a new Section 19 as follows:

Section 19. Credit

At all times after the Initial Term, Company shall maintain an acceptable standard of creditworthiness which shall be the more stringent (as to each measure) of a level equivalent to (i) that defined by Company's current commercial bank lenders at the time or (ii) (A) Total Liabilities to Tangible Net Worth less than 3.75 and (B) Fixed Charge Coverage Ratio greater than 1.50 (as both of such ratios are defined in Attachment A hereto).  An example of Company's current standard of creditworthiness, as defined by its current bank lender, is shown in Attachment A.

Should Company not satisfy the standards of creditworthiness defined above, Company shall notify Authority of the failure to meet either of these standards as soon as Company is aware of such failure in no case later than when Company notifies Company’s commercial bank lender(s). Company shall provide within five (5) days of such notice, the irrevocable letter of credit substantially in the form of Attachment B from either (i) a commercial bank rated no lower than Aa31A.A- by Moody's Investors Service or Standard & Poor's or (ii) a commercial bank acceptable to Authority in its sole discretion, with a term of one (1) year in the amount of the highest one month’s amount due Authority for service hereunder prior to such date or $3,000,000.00, whichever is greater. In addition, Company shall require that any Commercial lender(s) shall agree to forebear from pursuing any and all remedies for default for a minimum period of 30 days following notice of such failure.

Company shall not be obligated to renew such letter of credit if, during its one (1) year term or extensions thereof, Company cures the substandard condition of creditworthiness.  If such letter of credit is required by the terms hereof to be renewed and Authority does not receive written evidence from the letter of credit bank by the date which is 10 days prior to the expiration date of such letter of credit of such renewal for an additional one-year period (or a new letter of credit from another bank meeting the requirements established in this Section), Authority may draw the full amount available under such letter of credit and retain such amount as a permanent deposit for amounts due hereunder.  If at my time the deposit is reduced from an amount less than the full amount of such letter of credit or if such letter of credit is drawn upon and the full amount of the draw is not reinstated within five (5) days of such draw, Authority may elect to terminate its obligation hereunder to supply energy to Company.

Company provides bank lenders certification reports of credit standards quarterly, and Company shall furnish the same certification reports to Authority.

10. The parties hereby represent and warrant to each other this 2006 Amendment has been duly and validly executed and delivered by such party and constitutes such party’s legal, valid and binding obligation, enforceable against it in accordance with its terms. The Authority further represents and warrants that as of the date hereof, Company is not in default of any provisions of the 1996 Agreement, as amended by the 2000 Amendment.

SAVE AND EXCEPT as expressly amended herein the terms and conditions of the 1996 Agreement, as previously amended, shall remain in full force and effect.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this 2006 Amendment the day and year first above written.

ATTEST: JEA

By  _________________________________ By _________________________

ATTEST: FLORIDA PUBLIC UTILITES COMPANY

By___/s/ George M. Bachman_____                By___/s/ John T. English_____

Signature                                                          Signature

_____George M. Bachman________               _____John T. English________

Type/Print Name                                            Type/Print Name

_____Secretary & Treasurer_______               _____CEO________________

          Title                                                                   Title

     In compliance with the Ordinance Code of the City of Jacksonville, I do certify that there is an unexpended, unencumbered and unimpounded balance in the appropriation sufficient to cover the foregoing Agreement and that provision has been made for the payment of the monies provided therein to be paid.

__________________________

Budget Services

Form Approved:

___________________________

Office of General Counsel

ATTACHMENT A

MAINTENANCE OF $20 M LINE OF CREDIT FROM BANK OF AMERICA

Compliance Ratios for Line of Credit Are As Follows:

i) Total Liabilities to Tangible Net Worth Ratio.

Maintain as at the end of each fiscal year a ratio of Total Liabilities (excluding the non-current portion of Subordinated Liabilities) to Tangible Net Worth not exceeding 4:l.

“Tangible Net Worth" means the value of the Company’s total assets (excluding intangibles such as goodwill and patents) less Total Liabilities.

“Subordinated Liabilities" means liabilities subordinated to the Company’s obligations to the Lender in a manner acceptable to the Lender in its sole discretion.

ii) Fixed Charge Coverage Ratio:

Maintain a Fixed Charge Coverage Ratio of at least 1.25: 1.00.

“Fixed Charge Coverage Ratio” means the ratio of (i) net income after income taxes, plus depreciation and amortization, plus interest expense, plus rent/lease expense, plus/minus the change in the value of any Interest Rate Protection Agreement to (ii) current maturities of long term debt and Capital Lease obligations, plus interest expense, plus rent/lease expense.

ATTACHMENT B

(Bank Letterhead)

[Date]

JEA

21 W. Church Street

Jacksonville, FL 32202

RE: IRREVOCABLE LETTER OF CREDIT NO.__________  U.S. $_________

To the [ ] Department:

We hereby issue our irrevocable, unconditional Letter of Credit No. ______ in favor of JEA for the account of JEA (the “Account Party”).

We undertake to honor from time to time your draft or drafts on us at sight in an amount or amounts not exceeding, in the aggregate U.S. $_________ Drafts drawn hereunder must be marked "Drawn under Letter of Credit No. ________, dated _____________, 2006" accompanied by your certification as follows:

Under Section [19] of the Agreement dated______ , 2006 between JEA and the Florida Public Utilities, Inc. (FPU), JEA is entitled to the amount of such draw in satisfaction of certain past due amounts from FPU as defined under the current agreement.

OR

Under Section [19] of the Agreement dated _____, 2006 between JEA and the Florida Public Utilities, Inc., JEA is entitled to draw the full amount available to be drawn hereunder because JEA has not received written notice from you within I0 days prior to the scheduled expiration that the term of such Letter of Credit has not been extended by an additional year.

We agree that we shall have no duty or right to inquire as to the basis upon which JEA has determined to present to us any draft under this Letter of Credit and shall honor such draft upon presentation in accordance with the terms hereof. Partial drawings are permitted.

This Letter of Credit is valid until ___________, provided; however, that this Letter of Credit will be automatically extended without amendment for one (1) year from the present or any future expiry date hereof unless sixty (60) days prior to such expiry date we notify you by overnight courier or certified mail that we elect not to extend this Letter of Credit beyond the then current expiration date.

This Letter of Credit contains all the terms and conditions of this credit which shall not be altered except by reduction in amount due to corresponding payments in like amount in compliance with the above terms. We hereby waive any defense based on any allegation of fraud.

This letter of Credit is subject to the International Standby Practices, International Chamber of Commerce Publication No. 590 (the “ISP98”) and the laws of the State of Florida to the extent not inconsistent therewith.

This Letter of Credit is transferable and assignable in its entirety. There are no other conditions to this Letter of Credit.

Very truly yours,

[Bank]